Deloitte & Touche LLP
April 25, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 45 to Registration
Statement No. 2-93177 of Oppenheimer Variable Account Funds on Form N-1A of
our reports dated February 11, 2005, appearing in the Statement of Additional
Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Registered Public Accounting
Firm" in the Statement of Additional Information and "Financial Highlights"
in the Prospectuses, which are also part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Denver, Colorado
April 25, 2005